As filed with the Securities and Exchange Commission on February 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KILROY REALTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	95-4598246
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

(310) 481-8400

(Address and Telephone Number, Including Area Code, of Principal Executive Offices)

KILROY REALTY 2006 INCENTIVE AWARD PLAN, AS AMENDED

(Full Title of the Plan)

Tyler H. Rose

Executive Vice President and Chief Financial Officer

Kilroy Realty Corporation

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

(310) 481-8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Julian T.H. Kleindorfer, Esq.

Latham & Watkins LLP

355 South Grand Avenue, Suite 400

Los Angeles, California 90071-1500

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, $0.01 par value	1,000,000	$74.48	$74,480,000	$8,654.58

(1)	In the event of a stock split, stock dividend, or similar transaction involving Kilroy Realty Corporation’s common stock, $.01 par value (“Common Stock”), the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”).
(2)	Covers 1,000,000 additional shares of Common Stock available for issuance under the amended and restated Kilroy Realty 2006 Incentive Award Plan (the “Plan”), approved by the stockholders of Kilroy Realty Corporation on May 22, 2014. The Plan authorizes the issuance of a maximum of 7,120,000 shares of Common Stock. However, the offer and sale of 6,120,000 shares of Common Stock issued or issuable under the Plan have previously been registered pursuant to three Registration Statements on Form S-8 (No. 333-135385, No. 333-161954 and No. 333-167452).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on February 6, 2015.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Kilroy Realty Corporation (referred to herein as “our,” “we” or “us”) relating to an additional 1,000,000 shares of our Common Stock, issuable to our eligible employees, directors and consultants under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We are not filing or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(a) Our Annual Reports on Form 10-K and on Form 10-K/A for the year ended December 31, 2013.

(b) Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

(c) Our Current Reports on Form 8-K filed on March 28, 2014, May 23, 2014, June 27, 2014, July 30, 2014, July 31, 2014 (excluding information under Item 7.01 of such report and in Exhibit 99.1 to such report), August 6, 2014, October 10, 2014, December 11, 2014 and December 12, 2014.

(d) The description of our Common Stock which is contained in a Registration Statement on Form 8-A/A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 10, 2005, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under Section 2-418 of the General Corporation Law of the State of Maryland, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities. Our Articles of Restatement (as amended, the “Charter”) and Third Amended and Restated Bylaws (as amended, the “Bylaws”) provide that we shall indemnify our officers and directors to the maximum extent permitted by law. Our Charter also provides for the limitation of liability of our officers and directors to us or our stockholders for monetary damages to the maximum extent permitted by Maryland law.

We have entered into indemnification agreements with certain of our officers and with our directors. Pursuant to these indemnification agreements, we have agreed to indemnify our officers and directors to the fullest extent permitted by applicable law; provided that the indemnittee acted in good faith within the course and scope of his duties. We believe that these agreements and arrangements are necessary to attract and retain qualified persons as officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Form of Certificate for Common Stock (1)

4.2†	Kilroy Realty 2006 Incentive Award Plan (2)

4.3†	Form of Restricted Stock Award Agreement (3)

4.4†	Form of Performance-Vest Restricted Stock Unit Agreement (4)

4.5†	Form of Restricted Stock Unit Agreement (4)

4.6†	Form of Restricted Stock Unit Agreement for Non-Employee Members of the Board of Directors (4)

5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith

†	Management contract or compensatory plan or arrangement

(1)	Incorporated by reference to our Registration Statement on Amendment No. 3 to Form S-11 as filed with the Commission on January 24, 1997 (No. 333-15553).

(2)	Incorporated by reference to our Current Report on Form 8-K as filed with the Commission on May 23, 2014 (No. 001-12675).

(3)	Incorporated by reference to our Current Report on Form 8-K as filed with the Commission on February 8, 2007 (No. 001-12675).

(4)	Incorporated by reference to our Quarterly Report on Form 10-Q as filed with the Commission on May 1, 2014 (No. 001-12675).

Item 9.	Undertakings

(1) We hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 9, 2015.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Kilroy, Jr., Jeffrey C. Hawken, Tyler H. Rose and Heidi R. Roth, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John B. Kilroy, Jr.	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2015
John B. Kilroy, Jr.

/s/ Tyler H. Rose	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	February 9, 2015
Tyler H. Rose

/s/ Heidi R. Roth	Executive Vice President and Controller (Principal Accounting Officer)	February 9, 2015
Heidi R. Roth

/s/ Edward F. Brennan, Ph.D.	Director	February 9, 2015
Edward F. Brennan, Ph.D.

/s/ Scott S. Ingraham	Director	February 9, 2015
Scott S. Ingraham

/s/ Gary R. Stevenson	Director	February 9, 2015
Gary R. Stevenson

/s/ Peter B. Stoneberg	Director	February 9, 2015
Peter B. Stoneberg

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Form of Certificate for Common Stock (1)

4.2†	Kilroy Realty 2006 Incentive Award Plan (2)

4.3†	Form of Restricted Stock Award Agreement (3)

4.4†	Form of Performance-Vest Restricted Stock Unit Agreement (4)

4.5†	Form of Restricted Stock Unit Agreement (4)

4.6†	Form of Restricted Stock Unit Agreement for Non-Employee Members of the Board of Directors (4)

5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith

†	Management contract or compensatory plan or arrangement

(1)	Incorporated by reference to our Registration Statement on Amendment No. 3 to Form S-11 as filed with the Commission on January 24, 1997 (No. 333-15553).

(2)	Incorporated by reference to our Current Report on Form 8-K as filed with the Commission on May 23, 2014 (No. 001-12675).

(3)	Incorporated by reference to our Current Report on Form 8-K as filed with the Commission on February 8, 2007 (No. 001-12675).

(4)	Incorporated by reference to our Quarterly Report on Form 10-Q as filed with the Commission on May 1, 2014 (No. 001-12675).